Exhibit 4.4(b)

Schedule identifying omitted documents and setting forth the differences between the omitted documents and Exhibit 4.4(a) to this Report on Form 8-K

This schedule identifies certain documents omitted from this Report on Form 8-K (the “Omitted Documents”) and the differences between the Omitted Documents and Exhibit 4.4(a) to this Report on Form 8-K (“Exhibit 4.4(a)”).

For purposes of this Exhibit 4.4(b), the following terms are referred to herein as the “Variable Terms”.

Trust:

Contract Number:

Effective Date:

Related Series of Notes: Same as the number of the Trust

Deposit:  Principal Amount of the Notes issued by the Trust, plus $15

Credit to: Same as Contract Number

Contract Type:

☐ Fixed Rate Contract Terms

Interest Rate:

Sinking Fund:

Additional/Other Terms:

☐ Floating Rate Contract Terms

Initial Interest Rate:

Sinking Fund:

Additional/Other Terms:

☐ Amortizing Contract Terms

Interest Rate:

Sinking Fund:

Additional/Other Terms:

☐ Discount Contract Terms

Interest Rate:

Sinking Fund:

Additional/Other Terms:

Riders

☐ Additional Events of Default

☐ Survivor’s Option

☐ Redemption Provisions

☐ Repayment Options

1. Omitted Document 1:  Funding Agreement issued by Protective Life Insurance Company to Protective Life Secured Trust 2006-3 (the “Trust”)

Differences:

The Variable Terms of the funding agreement represented by Omitted Document 1 differ from the terms set forth in Exhibit 4.4(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, with respect to the notes issued by the Trust differ from the analogous terms set forth in Exhibit 4.4(a).

2. Omitted Document 2:  Funding Agreement issued by Protective Life Insurance Company to Protective Life Secured Trust 2006-4 (the “Trust”)

Differences:

The Variable Terms of the funding agreement represented by Omitted Document 2 differ from the terms set forth in Exhibit 4.4(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, with respect to the notes issued by the Trust differ from the analogous terms set forth in Exhibit 4.4(a).

3. Omitted Document 3:  Funding Agreement issued by Protective Life Insurance Company to Protective Life Secured Trust 2006-5 (the “Trust”)

Differences:

The Variable Terms of the funding agreement represented by Omitted Document 3 differ from the terms set forth in Exhibit 4.4(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, with respect to the notes issued by the Trust differ from the analogous terms set forth in Exhibit 4.4(a).

4. Omitted Document 4:  Funding Agreement issued by Protective Life Insurance Company to Protective Life Secured Trust 2006-6 (the “Trust”)

Differences:

The Variable Terms of the funding agreement represented by Omitted Document 4 differ from the terms set forth in Exhibit 4.4(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, with respect to the notes issued by the Trust differ from the analogous terms set forth in Exhibit 4.4(a).